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                                                                     EXHIBIT 4.2

                          REGISTRATION RIGHTS AGREEMENT


                           DATED AS OF OCTOBER 1, 1995


                                  BY AND AMONG


                                  SEMINIS, INC.


                                       AND


               THE SHAREHOLDERS OF SEMINIS, INC. SIGNATORY HERETO
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                          REGISTRATION RIGHTS AGREEMENT


                  REGISTRATION RIGHTS AGREEMENT, dated as of October 1, 1995 (the "Agreement") among Seminis, Inc. (formerly Geo. J. Ball, Inc.), an Illinois corporation (the "Company"), and the shareholders of the Company signatory hereto, whose names are set forth on the Schedule of Shareholders (each, a "Shareholder" and, collectively, the "Shareholders").

                              W I T N E S S E T H:

                  WHEREAS, the Shareholders, the Company and Seminis, Inc., a Delaware corporation ("Seminis Delaware"), have entered into an Agreement and Plan of Merger dated as of August 31, 1995 (the "Merger Agreement"), pursuant to which the parties thereto have agreed, among other things, that Seminis Delaware shall be merged with and into the Company, with the Company surviving such merger and the outstanding shares of capital stock of Seminis Delaware and the Company being converted into new shares of capital stock of the Company, all upon the terms and conditions set forth in the Merger Agreement; and

                  WHEREAS, the Company and the Shareholders have entered into a Shareholders Agreement of even date herewith (the "Shareholders Agreement") pursuant to which the parties thereto have agreed, among other things, to transfer their Shares only as permitted in the Shareholders Agreement.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

                  1. Definitions. The following capitalized terms have the following meanings:

                  Ball Shareholders: The Shareholders who are designated as such on the Schedule of Shareholders.

                  Class A Common Stock: The Company's Class A Common Stock, par value $.01 per share.

                  Class B Common Stock: The Company's Class B Common Stock, par value $.01 per share.

                  Code: The Internal Revenue Code of 1986, as amended.

                  Commission: The United States Securities and Exchange Commission or any other United States Federal agency administering the Securities Act.

                  Common Stock: The Class A Common Stock and the Class B Common Stock.

                  Exchange Act: The Securities Exchange Act of 1934 and the rules and regulations of the Commission thereunder, as in effect from time to time.

                  Exempt Transfer: A Transfer of shares of Common Stock (i) by a Ball Shareholder (a) to another Ball Shareholder, to ELM or to any Affiliate of ELM, (b) to a

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         member of such Ball Shareholder's Family Group, (c) to a trust for the sole benefit of such Ball Shareholder or such Ball Shareholder's Family Group, (d) by will to a member of such Ball Shareholder's Family Group,
         (e) pursuant to laws of descent and distribution to a member of such Ball Shareholder's Family Group, (f) to any charitable foundation or other organization qualified under Section 501(c)(3) of the Code and
         (g) to the Company pursuant to Article Fourth of the Articles of Incorporation and (ii) by ELM (a) to any Affiliate of ELM and (b) to any Person in connection with such Person's capital contribution pursuant to Section 6 of the Shareholders Agreement.

                  Family Group: With respect to any Ball Shareholder, such Ball Shareholder's spouse, siblings, parents, grandparents and descendants, whether natural or adopted.

                  Initial Public Offering: The closing of the last of one or more firm commitment underwritten public offering(s) of Class A Common Stock registered with the Commission under the Securities Act in which
         (i) the net cumulative proceeds received by the Company and the Shareholders is at least $100,000,000 and (ii) the Ball Shareholders have the opportunity to sell shares of Class A Common Stock in such offering(s) representing 30% (or such (a) lesser percentage of the aggregate number of shares of Class A Common Stock included in such offering(s) as is represented by the aggregate number of the shares of Common Stock then held by the Ball Shareholders or (b) greater percentage of the aggregate number of shares of Class A Common Stock included in such offering(s) as is consented to by the Company in its sole discretion) of the aggregate number of shares of Class A Common Stock sold in such offering(s).

                  NASD: The National Association of Securities Dealers, Inc. and any successor organization.

                  Person: An individual, corporation, partnership, association, joint-stock company, trust where the interests of the beneficiaries are evidenced by a security, unincorporated organization, estate, governmental or political subdivision thereof or governmental agency.

                  Qualified Demand Shareholders: The Ball Shareholders which hold, individually or in the aggregate, at least 3,333 shares of Common Stock, and who demand registration of at least 3,333 shares of the Registrable Securities them. In the event of any change in Common Stock or Registrable Securities by reason of stock dividends, stock splits, reverse stock splits, mergers, recapitalizations, combinations, exchanges of shares or the like, such numbers of Common Stock or Registrable Securities shall be adjusted appropriately to reflect such change in the Registrable Securities.

                  Qualified Piggyback Shareholders: The Shareholders which hold, individually or in the aggregate, at least 333 shares of Common Stock, and who demand registration of at least 333 shares of the Registrable Securities held by them. In the event of any change in Common Stock or Registrable Securities by reason of stock dividends, stock splits, reverse stock splits, mergers, recapitalizations, combinations, exchanges of shares or the like, such numbers of Common Stock or Registrable Securities shall be adjusted appropriately to reflect such change in the Common Stock or Registrable Securities.

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                  Registrable Securities: Shares of Class A Common Stock which
         (i) are (A) received pursuant to the Merger Agreement, (B) received pursuant to a conversion of shares of Class B Common Stock (1) received pursuant to the Merger Agreement or (2) received with respect to the shares of Class B Common Stock referred to in clause (1) by way of a stock dividend or stock split, or in connection with a combination of shares, recapitalization, merger, consolidation or similar transaction, as provided by Article Fourth of the Articles of Incorporation, and (C) received with respect to the shares of Class A Common Stock referred to in clauses (A) and (B) by way of a stock dividend or stock split, or in connection with a combination of shares, recapitalization, merger, consolidation or similar transaction, and (ii) have not at any time been Transferred except pursuant to an Exempt Transfer.

                  Registration Date: The fifth anniversary of the date hereof.

                  Registration Statement: A registration statement provided for in Section 6 of the Securities Act under which securities are registered under the Securities Act, together with any preliminary, final or summary prospectus contained therein, any amendment or supplement thereto, and any document incorporated by reference therein.

                  Securities Act: The Securities Act of 1933 and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

                  Valuation of the Company: The aggregate value of the Company's outstanding Common Stock, based upon the value of the Company as a going concern (without discount for illiquidity) and assuming that any control premium applies proportionately to all shareholders as determined by two independent investment banking firms, one selected by ELM and one selected by the Qualified Demand Shareholders which requested such Demand Registration. If such investment banking firms cannot agree on such valuation within 20 days, they shall jointly select an independent investment banking firm which independent investment banking firm shall make a determination within 20 days following its appointment. If such third appraisal falls within the range of the first two appraisals, the value determined by the third appraisal shall be used. If such third appraisal falls outside of the range of the first two appraisals, the average of the first two appraisals shall be used.

                  Valuation Price per Share: The Valuation of the Company divided by the aggregate number of shares of Common Stock outstanding.

Capitalized terms used herein and not defined herein have the meanings as defined in the Shareholders Agreement. Terms defined in the Exchange Act or the Securities Act and not otherwise defined herein have the meanings herein as therein defined. References to any Shareholder, Ball Shareholder or ELM shall be deemed to include such Person's successors pursuant to an Exempt Transfer; provided, however, that no successor of a Ball Shareholder pursuant to clause
(i)(f) of the definition of Exempt Transfer shall be deemed to be a Ball Shareholder.

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                  2.     Demand Registration.

                  (a) Right to Demand. If an Initial Public Offering has not been consummated on or prior to the Registration Date, then the Qualified Demand Shareholders may on the Registration Date (or within five Business Days thereafter), by written notice to the Company, request that the Company effect the registration under the Securities Act of all or part (subject to the minimum number of shares provided in the definition of Qualified Demand Shareholder) of such Qualified Demand Shareholders' Registrable Securities (a "Demand Registration").

                  If ELM has not purchased the Registrable Securities requested to be registered by the Qualified Demand Shareholders as provided in Subsection 2(d), the Company shall promptly give written notice of such Demand Registration to all other Shareholders, and thereupon shall use its best efforts to effect the registration under the Securities Act of:

                  (i) the Registrable Securities which the Company has been requested to register by such Qualified Demand Shareholders, and

                  (ii) all other Registrable Securities which the Company has been requested to register by the other Shareholders, by written request given to the Company within 30 days after the giving of such written notice by the Company, all to the extent required to permit the disposition of the Registrable Securities so to be registered. All offerings pursuant to a Demand Registration shall be underwritten offerings.

                  (b) Selection of Underwriters. The underwriters of any offering pursuant to a Demand Registration shall be one or more nationally-recognized investment banking firms selected by the Qualified Demand Shareholders which requested such Demand Registration, subject, however, to the Company's approval, which will not be unreasonably withheld.

                  (c) Priority in Demand Registrations. If the managing underwriter advises the Company that, in its opinion, the number of Registrable Securities requested to be included in a Demand Registration exceeds what can be sold in such offering within a price range acceptable to the Qualified Demand Shareholders which requested such Demand Registration, then the Company will include in such Demand Registration the number of Registrable Securities requested to be included in such Demand Registration which the Company is so advised can be sold in such offering, pro rata among the holders thereof requesting such registration on the basis of the number of Registrable Securities requested to be included by such holders; provided that the Company will include in any Demand Registration, prior to the inclusion of any Registrable Securities which are not held by the Qualified Demand Shareholders which requested such Demand Registration, the number of Registrable Securities which are held by the Qualified Demand Shareholders which requested such Demand Registration which the Company is so advised can be sold in such offering, pro rata among such Qualified Demand Shareholders.

                  (d) Right of First Refusal. The Company shall, within five Business Days after receipt of notice from the Qualified Demand Shareholders, give ELM written notice of any requested Demand Registration, including the names of the Qualified Demand Shareholders which requested such Demand Registration and the number of Registrable Securities requested to be registered. Thereupon, ELM shall have the right, exercisable by written notice to the

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Company and the Qualified Demand Shareholders which requested such Demand
Registration within 15 days of the Company's notice, to request that the Valuation Price per Share be determined and to delay for a period not to exceed 90 days any Demand Registration until such determination is made. At such time as the Valuation Price per Share has been determined, ELM shall have the right, exercisable by written notice to the Company and the Qualified Demand Shareholders which requested such Demand Registration within 90 days of the date of determination of the Valuation Price per Share, to elect to purchase, and the Qualified Demand Shareholders agree to sell, on a date specified by ELM in such notice (which date shall be not more than 150 days from the date of such notice), the Registrable Securities which the Qualified Demand Shareholders have requested to be included in such Demand Registration, at a price per share equal to the Valuation Price per Share. On such purchase date specified by ELM, the Qualified Demand Shareholders shall deliver to ELM the certificates representing the Registrable Securities sold, duly endorsed or accompanied by a duly executed stock power, against payment therefor, and ELM shall purchase, and acquire good and valid title to, such Registrable Securities. Each Qualified Demand Shareholder which sells Registrable Securities to ELM pursuant to this Subsection 2(d) represents and warrants to ELM that ELM shall, pursuant to such sale, acquire good and valid title to such Registrable Securities, free and clear of any liens, charges, encumbrances or restrictions of any nature whatsoever.

                  (e) Additional Demand Registration. If the Company effects the registration of less than all of the Registrable Securities owned by the Ball Shareholders pursuant to the Demand Registration pursuant to Subsection 2(a) (or ELM purchases less than all of the Registrable Securities owned by the Ball Shareholders in lieu of such registration pursuant to Subsection 2(d)), the Qualified Demand Shareholders may, at any time after six months have elapsed since the effective date of such Demand Registration (or the date of such purchase by ELM) and prior to the eighth anniversary of the date hereof, request a second Demand Registration if at such time an Initial Public Offering has not been consummated. Any such Demand Registration shall be requested, effected and in all other respects be in accordance with the terms of the first Demand Registration.

                  (f) Restrictions on Demand Registrations. The Company may postpone for up to six months the filing or the effectiveness of a Registration Statement for a Demand Registration, whether pursuant to Subsection 2(a) or 2(e), if the Company's Board of Directors determines that such Demand Registration might reasonably be expected to have an adverse effect on any proposal or plan by the Company or any of its subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or similar transaction. In such event, the Qualified Demand Shareholders will be entitled to withdraw their request for the Demand Registration. If the request for the Demand Registration is so withdrawn, the Qualified Demand Shareholders shall have the right to request an additional Demand Registration pursuant to Subsection 2(a) or 2(e), as the case may be, and the time of any such postponement shall be added to the time within which a request for a Demand Registration must be made pursuant to such Subsections.

                  (g) Effective Registration Statement. A Demand Registration pursuant to this Section 2 shall not be deemed to have been effected (i) unless a Registration Statement with respect thereto has become effective, (ii) if after it has become effective, such Demand Registration is interfered with by any stop order, injunction or other order or requirement of the

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Commission or other governmental agency or court for any reason, or (iii) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such Demand Registration are not satisfied, other than by reason of some act or omission by the selling Ball Shareholders.

                  3.     Piggyback Registration.

                  (a) Right to Piggyback. Beginning on the date hereof and continuing until the fifth anniversary of an Initial Public Offering, if the Company at any time proposes to register any of its Class A Common Stock under the Securities Act (other than registrations on Form S-4 or S-8 or the equivalent thereof) with respect to an underwritten public offering solely for its own account and the form of Registration Statement to be used may be used for the registration of Registrable Securities, the Company will give prompt written notice to all Shareholders of its intent to do so. Within 30 days after receipt of such notice, the Qualified Piggyback Shareholders may by written notice to the Company request the registration by the Company under the Securities Act of Registrable Securities in connection with such proposed registration by the Company under the Securities Act of its Class A Common Stock (a "Piggyback Registration"). Such written notice to the Company shall specify the Registrable Securities intended to be disposed of by such Qualified Piggyback Shareholders. Upon receipt of such request, the Company will use its best efforts to register under the Securities Act all Registrable Securities which the Company has been so requested to register, to the extent requisite to permit the disposition of the Registrable Securities so to be registered; provided, however, that if at any time after giving notice of its intent to register Class A Common Stock and before the effective date of the Registration Statement filed in connection with such Piggyback Registration, the Company determines for any reason not to register or to delay registration of such Class A Common Stock, the Company may, at its election, give notice of such determination to the Qualified Piggyback Shareholders, and, thereupon, (i) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such Piggyback Registration (but not from its obligation to pay registration expenses pursuant to Section 5 hereof), and (ii) in the case of a determination to delay registering, the Company may delay registering any Registrable Securities for the same period as the delay in registering such Class A Common Stock. The Qualified Piggyback Shareholders shall be entitled to request not more than four Piggyback Registrations.

                  (b) Selection of Underwriters. The underwriters of any offering pursuant to a Piggyback Registration shall be one or more nationally-recognized investment banking firms selected by the Company.

                  (c) Priority in Piggyback Registrations. If the managing underwriter informs the Company in writing of its judgment that including the Registrable Securities in the Piggyback Registration creates a substantial risk that the proceeds or price per unit to be received from such offering might be reduced or that the number of Registrable Securities to be registered is too large to be reasonably sold, then the Company will include in such Piggyback Registration, to the extent of the number which the Company is so advised can be sold in such offering: first, all Class A Common Stock proposed by the Company to be sold for its own account; and second, such Registrable Securities requested to be included in such Piggyback Registration pro rata on the basis of the number of shares of such Registrable Securities so proposed to be sold and so

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requested to be included; provided, however, that in any public offering constituting an Initial Public Offering, the number of Registrable Securities owned by the Ball Shareholders included in such Piggyback Registration shall not be reduced to a number less than 30% (or such lesser percentage of the aggregate number of shares of Common Stock included in such offering as is represented by the aggregate number of shares of Common Stock then held by the Ball Shareholders) of the aggregate number of shares of Class A Common Stock the Company is so advised can be sold in such offering.

                  4.     Registration Procedures.

                  (a) Company Covenants. Whenever the Company is hereunder required to use its best efforts to effect the registration under the Securities Act of any Registrable Securities as provided in Section 2 or 3, the Company will:

                  (i) prepare and file with the Commission the requisite Registration Statement to effect such registration and thereafter use its best efforts to cause such Registration Statement to become effective, provided that the Company may discontinue any registration of its securities which are not Registrable Securities (and, under the circumstances specified in Subsection 3(a), its securities which are Registrable Securities) at any time prior to the effective date of the Registration Statement relating thereto;

                  (ii) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until such securities have been disposed of by the sellers thereof set forth in such Registration Statement;

                  (iii) furnish to each seller of Registrable Securities covered by such Registration Statement such number of conformed copies of the Registration Statement, and of each amendment and supplement thereto, such number of copies of the prospectus contained in such Registration Statement and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request;

                  (iv) use its best efforts to register or qualify all securities covered by such Registration Statement under such other securities or blue sky laws of United States jurisdictions as each seller thereof shall reasonably request, to keep such registration or qualification in effect for so long as the Registration Statement remains in effect, and to take any other action which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to (a) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not be obligated to be so qualified but for the requirements of this subsection; (b) subject itself to taxation in any such jurisdiction; or (c) consent to general service of process in any such jurisdiction;

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                  (v) use its best efforts to cause all Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities of United States jurisdictions as may be necessary to enable the seller thereof to consummate the disposition of such Registrable Securities;

                  (vi) furnish to each seller of Securities a signed counterpart, addressed to such seller and the underwriters, of:

                           (x) an opinion of counsel for the Company dated the
                  effective date of the Registration Statement (and dated the closing date under the underwriting agreement), reasonably satisfactory in form and substance to such seller, and

                           (y) a "comfort letter" dated the effective date of
                  the Registration Statement (and dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such Registration Statement, covering substantially the same matters with respect to such Registration Statement and, in the case of the "comfort letter," with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities, and, in the case of the legal opinion, such other legal matters, and, in the case of the "comfort letter," such other financial matters, as such seller or the underwriter may reasonably request;

                  (vii) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, notify each seller of Registrable Securities covered by such Registration Statement promptly after the Company discovers that the prospectus included in such Registration Statement as then in effect includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such seller promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                  (viii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission;

                  (ix) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement; and

                  (x) use its best efforts to list or cause to be quoted all Registrable Securities covered by such Registration Statement on any securities exchange on which or in any market in which similar securities issued by the Company are then listed or quoted.

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                   The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may reasonably request for the purpose of effecting such registration. Any Person participating in any Demand Registration or Piggyback Registration must (a) agree to sell their securities on the basis provided in the underwriting agreement and (b) complete and execute all documents required under this Agreement, the Shareholders Agreement or the underwriting agreement.

                  Each holder of Registrable Securities agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in subparagraph (vii) of this Subsection 4(a), such holder will discontinue immediately such holder's disposition of securities pursuant to the Registration Statement until such holder receives copies of the supplemented or amended prospectus contemplated by such subparagraph (vii) and, if so directed by the Company, will deliver to the Company all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

                  (b) Underwriting Agreements. The Company will enter into an underwriting agreement with the underwriters for any offering pursuant to a Demand Registration or Piggyback Registration if requested by the underwriters so to do. The underwriting agreement will contain such representations and warranties by the Company and such other terms as are generally prevailing at such time in underwriting agreements. The holders of Registrable Securities to be distributed by the underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations, warranties, and other agreements by the Company to and for the benefit of the underwriters also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. No holder of Registrable Securities shall be required to make representations or warranties to, or agreements with, the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder's Registrable Securities, such holder's intended method of distribution, any representations required by law and any other customary representations.

                  (c) Holdback Agreements. (i) Each Shareholder agrees by acquisition of shares of Common Stock not to effect any public sale or distribution of any equity securities of the Company during the seven days prior to and the 180 days after any Initial Public Offering, Demand Registration or Piggyback Registration has become effective, except as part of such Initial Public Offering, Demand Registration or Piggyback Registration, as the case may be, unless the managing underwriter of the Initial Public Offering, Demand Registration or Piggyback Registration otherwise agrees to such sale or distribution.

                           (ii)  The Company agrees not to effect any public
sale or distribution of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities during the seven days prior to and the 180 days after any Demand Registration or Piggyback Registration has become effective, except as part of such Demand Registration or Piggyback Registration, as the case may be, and except pursuant to registrations on Form S-4, S-8 or any successor or similar forms thereto.

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                  (d) Preparation; Reasonable Investigation. In connection with the preparation and filing of each Registration Statement under the Securities Act pursuant to this Agreement, the Company will give the holders of Registrable Securities to be registered under such Registration Statement, the underwriters and their respective counsel and accountants, the opportunity to participate in preparing the Registration Statement. The Company will also give each of such Persons such access to its books and records and opportunities to discuss the business of the Company with the Company's officers and independent public accountants who have certified the Company's financial statements as shall, in the opinion of such holders' and such underwriters' respective counsel, be necessary to conduct a reasonable investigation within the meaning of the Securities Act.

                  (e) Rule 144. If the Company files a Registration Statement pursuant to the Securities Act or Section 12 of the Exchange Act, the Company will also file the reports required to be filed by it under the Securities Act and the Exchange Act to enable the Shareholders to sell their Registrable Securities without registration under the Securities Act and within the exemptions provided under the Securities Act by Rule 144 or any similar rule or regulation hereafter adopted by the Commission.

                  5. Registration Expenses. The Company will bear all expenses incident to the Company's compliance with this Agreement, including, without limitation, registration, filing and NASD fees, securities and blue sky compliance fees and expenses, word processing expenses, duplicating expenses, printing expenses, engraving expenses, messenger and delivery expenses, Company general and administrative expenses, Company counsel and accountants fees and disbursements, special audit costs, financial statement and reconstruction costs, comfort letter costs, underwriter fees and disbursements customarily paid by issuers or sellers of securities (including fees paid to a "qualified independent underwriter" required by the rules of the NASD in connection with a distribution), "road show" expenses and allocations and the expense for other Persons retained by the Company, but excluding (x) fees and disbursements of the Shareholders' counsel, and (y) discounts, commissions or fees of underwriters, selling brokers, dealer managers, sales agents or similar securities industry professionals relating to the distribution of Registrable Securities and applicable transfer taxes, if any, which shall be borne by the sellers of the Registrable Securities being registered in all cases.

                  6.     Indemnification.

                  (a) Indemnification by the Company. In the event of any Demand Registration or Piggyback Registration of any Registrable Securities under the Securities Act, the Company shall, and hereby does, indemnify and hold harmless each seller of any Registrable Securities covered by the Registration Statement with respect thereto, such seller's partners, directors and officers, each underwriter (including any "qualified independent underwriter" required by the rules of the NASD) of the offering or sale of such securities, and each Person who controls such seller or underwriter within the meaning of the Securities Act, against any uninsured losses, claims, damages or liabilities to which such seller, partner, director, officer, underwriter or controlling Person, as the case may be, may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of material fact contained in the Registration Statement under which such Registrable Securities were sold or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse each such indemnified Person for expenses reasonably incurred by it in connection with defending such loss, claim, damage, liability, action or proceeding; provided that the Company shall not be liable in any such case for any losses, claims, damages, liabilities (or actions or proceedings in respect thereof) or expenses which arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made by the Company in such Registration Statement in reliance upon information furnished to the Company in writing by such Person for inclusion in the Registration Statement; and provided further that the Company shall not be liable to and does not indemnify any underwriter in the offering or sale of Registrable Securities, or any Person who controls an underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Person, if such statement or omission was prospectus. This indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party, and shall survive the transfer of such Registrable Securities by the seller thereof.

                  (b) Indemnification by the Sellers. The Company may require, as a condition to including any Registrable Securities in any Registration Statement, that the Company receive an undertaking satisfactory to it from the prospective seller of such Registrable Securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subsection
(a) of this Section 6) the Company, its directors, its officers, and each other Person who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such Registration Statement, if such statement or alleged statement or omission or alleged omission was made in reliance upon information furnished to the Company in writing by such seller for inclusion in the Registration Statement. The prospective sellers' obligation to indemnify will be several, not joint and several, among such sellers. This indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company, its directors, officers or controlling Persons, and shall survive the transfer of such Registrable Securities by the seller thereof.

                  (c) Notices of Claims, Etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Subsection 6(a) or (b), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action. The failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 6, except to the extent that the indemnifying party is materially prejudiced by the failure to give such notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified party and the indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable for any settlement made by the indemnified party without the indemnifying party's consent (which consent will not be unreasonably withheld) or for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

                  (d) Other Indemnification. Indemnification similar to that specified in the preceding subdivisions of this Section 6 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority other than the Securities Act.

                  (e) Indemnification Payments. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

                  (f) Contribution. If the indemnification provided for in this Agreement is for any reason unavailable or insufficient to indemnify an indemnified party under Subsection 6(a), (b) or (d) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, or referred to therein, then each indemnifying party shall, in lieu of indemnifying such party, contribute to the amount payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in a proportion which reflects: (i) the relative benefits received on the one hand by the Company and on the other hand by the holders of the Registrable Securities included in the offering; (ii) the relative fault with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, on the one hand of the Company and on the other hand of the holders of the Registrable Securities included in the offering; and (iii) any other relevant equitable considerations.

                  The relative benefits received shall be deemed to be in the same proportion which the sum of the total subscription price paid to the Company in respect of the Registrable Securities plus the total net proceeds from the offering of the securities (before deducting expenses) received by the Company bears to the amount by which the total net proceeds from the offering of the securities (before deducting expenses) received by the holders of the Registrable Securities with respect to such offering exceeds the subscription price paid to the Company in respect of the Registrable Securities, and in each case, the net proceeds received from such offering shall be determined as set forth on the table of the cover page of the prospectus.

                  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the holders of the Registrable Securities; the intent of the parties; the parties' relative knowledge; the parties' access to information; and the parties' opportunity to correct or prevent such statement or omission. The Company and the Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 6 is determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein.

                  The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to in this Subsection 6(f) shall be deemed to include, for purposes of this Subsection 6(f), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim. No person guilty of "fraudulent misrepresentation" within the meaning of
Section 11 of the Securities Act shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  7.     Miscellaneous.

                  (a) Amendments and Waivers. This Agreement may be amended or waived by consent of the Company, ELM and the Shareholder Representative. Each Shareholder shall be bound by any consent authorized by this Subsection 7(a), whether or not any certificates representing shares of Common Stock shall have been marked to indicate such consent.

                  (b) Nominees for Beneficial Owners. If Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the holder of such Registrable Securities for purposes of (i) any action by holders of Registrable Securities pursuant to this Agreement and (ii) any determination of number of Registrable Securities held by any holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances of such beneficial owner's ownership of such Registrable Securities.

                  (c) Notices. All consents, notices and other communications provided for hereunder shall be in writing and sent in the manner provided in the Shareholders Agreement. Communications to a Shareholder must be addressed to such Shareholder in the manner set forth in the Shareholders Agreement or at such other address as such Shareholder communicates to the Company, or to the address of the last holder of such security who has communicated an address to the Company. Communications to the Company must be addressed to the Company in the manner set forth in the Shareholders Agreement.

                  (d) Assignment. This Agreement is personal to the parties hereto and not assignable and may not be enforced by any subsequent holder of securities of the Company; provided, however, that (i) this Agreement shall be assignable to, and shall bind and inure to the benefit of, each Transferee of shares of Common Stock pursuant to an Exempt Transfer (other than pursuant to clause (i)(f) of the definition thereof) and (ii) this Agreement shall bind and, solely with respect to Section 3 hereof, inure to the benefit of, each Transferee of shares of Common Stock other than pursuant to an Exempt Transfer or pursuant to clause (i)(f) of the definition thereof.

                  (e) Descriptive Headings. The descriptive headings of the sections and paragraphs of this Agreement are for reference only and shall not limit or otherwise affect the meaning hereof.

                  (f) Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York.

                  (g) Termination. This Agreement shall terminate and be of no further force or effect on the earlier to occur of the eighth anniversary of the date hereof and the fifth anniversary of the date of consummation of an Initial Public Offering; provided, however, that Sections 1 and 6 shall not be so terminated but shall survive without limitation.

                  (h)    Submission to Jurisdiction; Service of Process.

                  (i) Each of the parties hereto irrevocably submits to the jurisdiction of the Supreme Court of the State of New York, County of New York, the U.S. District Court for the Southern District of New York and any appellate court or body thereto (collectively, the "New York Courts"), over any suit, action or proceeding arising out of or relating to this Agreement. In addition, each party hereto irrevocably submits to the jurisdiction of the state and federal courts located in the jurisdiction in which such party has been organized or is domiciled in connection with any such suit, action or proceeding that may be brought against such party as a defendant. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in such court has been brought in an inconvenient forum, and further agrees that a final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon such party.

                  (ii) Each party hereto hereby irrevocably appoints CT Corporation System, having offices on the date hereof at 1633 Broadway, New York, New York 10019 (the "Process Agent"), as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any suit, action or proceeding of the nature referred to above in any New York Court. Such designation and appointment shall be irrevocable until the termination of this Agreement in accordance with the terms hereof. Each party hereto covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the foregoing designations and appointments in full force and effect and to cause the Process Agent to continue to act in such capacity. If the Process Agent shall desire to cease so to act, each party hereto covenants and agrees that prior to the Process Agent ceasing so to act it shall irrevocably designate and appoint without delay another such agent in such jurisdiction satisfactory to the Company, ELM and the Shareholder Representative.

                  (iii) Each party hereto consents to process being served in any suit, action or proceeding of the nature referred to in paragraph (ii) of this Section by serving a copy thereof upon the Process Agent. Without prejudice to the foregoing, each party hereto agrees that to the extent lawful and possible, written notice of said service upon the Process Agent shall also be mailed by registered or certified airmail, postage prepaid, return receipt requested, to any party, as applicable, at its address provided in Section 7(c) hereof or to any other address of which such party, as applicable, shall have given written notice to the Company. If said service upon the Process Agent shall not be possible or shall otherwise be impractical after reasonable efforts to effect the same, each party hereto consents to process being served in any suit, action or proceeding of the nature referred to in paragraph (ii) of this Section by the mailing of a copy thereof by registered or certified airmail, postage prepaid, return receipt requested, to the address of such party, as applicable, provided in Section 7(c) hereof or to any other address of which such party shall have given written notice to the Company, which service shall be effective 14 days after deposit in the mail. Each party hereto irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service and each party hereto agrees that such service (A) shall be deemed in every respect effective service of process upon such party, as applicable, in any such suit, action or proceeding and (B) shall to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to such party, as applicable.

                  (i) Counterparts. This Agreement may be executed in any number of counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                                           SEMINIS, INC.


                                           By:______________________________
                                                Name:
                                                Title:

                                           EMPRESAS LA MODERNA, S.A. DE C.V.


                                           By:______________________________
                                                Name:
                                                Title:

                                   BALL SHAREHOLDERS:

                                   By :______________________________
                                        G. Carl Ball

                                   BALL SHAREHOLDERS:

                                   By :______________________________
                                        George C. Ball, Jr.

                                   BALL SHAREHOLDERS:

                                   By :______________________________
                                        G. Dexter Ball

                                   BALL SHAREHOLDERS:

                                   By :______________________________
                                        G. Dexter Ball, Custodian
                                        for Sarah C. Ball

                                   BALL SHAREHOLDERS:

                                   By :______________________________
                                        G. Dexter Ball, Custodian
                                        for Alexander G. Ball

                                   BALL SHAREHOLDERS:


                                   By :______________________________
                                        G. Victor Ball

                                   BALL SHAREHOLDERS:


                                   By :______________________________
                                        G. Victor Ball 1989 Family Trust

                                   BALL SHAREHOLDERS:


                                   By :______________________________
                                        Margaret D. Ball

                                   BALL SHAREHOLDERS:


                                   By :______________________________
                                        Vivian E. Ball

                                   BALL SHAREHOLDERS:


                                   By :______________________________
                                        Lelion D. Elledge, Jr.

                                   BALL SHAREHOLDERS:


                                   By :______________________________
                                        John S. Guenther

                                   BALL SHAREHOLDERS:


                                   By :______________________________
                                        Esther B. Hewlett,
                                        Custodian for Benjamin
                                        Victor Hewlett

                                   BALL SHAREHOLDERS:


                                   By :______________________________
                                        Esther B. Hewlett
                                        Custodian for
                                        Flora Berry Hewlett

                                   BALL SHAREHOLDERS:


                                   By :______________________________
                                        Esther B. Hewlett,
                                        Custodian for
                                        Elizabeth J. Stace

                                   BALL SHAREHOLDERS:


                                   By :______________________________
                                        Schmidt Family Trust

                                   BALL SHAREHOLDERS:


                                   By :______________________________
                                        Christopher D. Soper
                                        TRUST NO. 2

                                   BALL SHAREHOLDERS:


                                   By :______________________________
                                        Katharine B. Soper

                                   BALL SHAREHOLDERS:


                                   By :______________________________
                                        Katharine P. Soper
                                        TRUST NO. 2

                                   BALL SHAREHOLDERS:


                                   By :______________________________
                                        Margaret Tillman Ball Stace
                                        Custodian for
                                        Flora Berry Hewlett

                                   BALL SHAREHOLDERS:


                                   By :______________________________
                                        Margaret Tillman Ball Stace

                                   BALL SHAREHOLDERS:


                                   By :______________________________
                                        Margaret Tillman Ball Stace
                                        Custodian for
                                        Benjamin Victor Hewlett

                                   BALL SHAREHOLDERS:


                                   By :______________________________
                                        Margaret Tillman Ball Stace
                                        Custodian for
                                        Mary Ann Hewlett

                            SCHEDULE OF SHAREHOLDERS


EMPRESAS LA MODERNA, S.A. DE C.V.

G. Carl Ball
George C. Ball, Jr.
G. Dexter Ball
G. Dexter Ball, Custodian for Sarah C. Ball
G. Dexter Ball, Custodian for Alexander G. Ball
G. Victor Ball
G. Victor Ball 1989 Family Trust
Margaret D. Ball
Vivian E. Ball
Lelion D. Elledge, Jr.
John S. Guenther
Esther B. Hewlett, Custodian for Benjamin Victor Hewlett
Esther B. Hewlett, Custodian for Flora Berry Hewlett
Esther B. Hewlett, Custodian for Elizabeth J. Stace
Schmidt Family Trust
Katharine B. Soper
Christopher D. Soper Trust No. 2
Katharine P. Soper Trust No. 2
Margaret Tillman Ball Stace
Margaret Tillman Ball Stace, Custodian for Benjamin Victor Hewlett Margaret Tillman Ball Stace, Custodian for Flora Berry Hewlett
Margaret Tillman Ball Stace, Custodian for Mary Ann Hewlett